                                                                     Exhibit 4.7

              [Front Side of Term Notes Other Than One Month Notes]

                             The Thaxton Group, Inc.
                              1524 Pageland Highway
                         Lancaster, South Carolina 29720



                      Subordinated Term Note - Series T1-__



Date of Issue __________________________ , 20__       No. ______________________

         FOR VALUE RECEIVED, The Thaxton Group, Inc. (the "Issuer") hereby promises to pay the principal amount of _________________________ Dollars ($_______________) _______________ on the Stated Maturity Date set forth below, as the same may be extended as provided herein, to


Name ___________________________

     ___________________________     Social Security or     Stated Maturity Date
                                     Employer I.D. No.           ("Maturity")

Address ________________________     __________________     ____________________

        ________________________

(the "Holder"), or registered assigns, in the manner provided for on the reverse side hereof. This Subordinated Term Note (the "Term Note") shall bear interest on the unpaid principal amount from the date of issue until paid at the initial rate of _____________ percent (____%) per annum, such interest to be payable as provided herein, provided that such interest rate shall be subject to adjustment as described on the reverse side hereof.

         Issuance Under Indenture. This Term Note is one of a series of a duly authorized issue of securities of the Issuer ((each a "Security") and, together, the "Securities") issued and to be issued under an Indenture, dated as of February 17, 1998 (herein called the "Indenture") between the Issuer and The Bank of New York, New York, as Trustee (herein called the "Trustee" which term includes any successor Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Reference is made to the further provisions of this Term Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee, either directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized signer, this Term Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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              [Front Side of Term Notes Other Than One Month Notes]

         Interest Payment Options

                  Interest at the above rate will be paid
                  ______ Monthly
                  ______ Quarterly
                  ______ At Maturity (compounded daily)

This Security is not a deposit, savings account or an obligation of an insured depository institution and is not insured by The Federal Deposit Insurance Corporation (FDIC) or any other governmental agency.


ATTEST:                                     THE THAXTON GROUP, INC.


By: ____________________________________   By: _________________________________
         Allan F. Ross, Secretary              James D. Thaxton
                                               Chairman of the Board, President
                                               and Chief Executive Officer
[SEAL]

Authentication Certificate:

         This Term Note is one of the series of Securities referred to in the within-mentioned Indenture.


                                             The Bank of New York, as Trustee



                                             -----------------------------------
                                                      Authorized Agent

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     [Reverse Side of Subordinated Term Notes Other Than One Month Notes]


         Payment and Interest Accrual. Payment of the principal of and interest on this Term Note shall be made in lawful money of the United States at the principal office of The Thaxton Group, Inc., 1524 Pageland Highway, Lancaster, South Carolina 29720, or at such other place as the Issuer may designate to the Holder in writing ("Place of Payment"); provided, however, that any such payment may be made, at the option of the Issuer, by check mailed to the registered address of the Holder. Upon payment or tender of payment hereof at Maturity or earlier redemption (in whole), this Term Note shall be surrendered to the Issuer for cancellation at the Place of Payment. Unless otherwise agreed in writing by the Issuer, interest hereon shall cease to accrue, and the Issuer shall have no further liability with respect thereto, upon payment (or tender of payment in the aforesaid manner) of the outstanding principal amount hereof plus all accrued but unpaid interest at Maturity or earlier redemption.

         Interest Rate and Interest Rate Adjustment. The interest rate payable on the principal amount of this Term Note shall be determined by the Issuer and shall not be less than the rate established for the most recent auction average of United States Treasury Bills with maturities of 52 weeks but in no event will the interest rate be less than 2% nor more than 12% per annum. The Issuer may adjust the interest rate payable on this series of Securities. Any such adjustment shall be determined in accordance with the preceding sentence on the last Business Day of each month and shall be effective on the first day of the succeeding month for Securities of this series issued or extended on or after the first day of such month. Any adjustment of the interest rate shall remain in effect unless and until a further adjustment is made by the Issuer.

         Possible Automatic Extensions. No later than 15 days prior to Maturity, the Company will give the Holder of this Term Note notice by first-class mail of the Maturity and provide the Holder with a copy of the Company's most recent quarterly report on Form 10-Q filed with the United States Securities and Exchange Commission (the "Commission"), or, if the Holder has not previously been provided with such, a copy of the Company's most recent annual report on Form 10-K filed with the Commission . This Term Note (with any interest payable at Maturity being added to the principal amount hereof) will be automatically extended for successive terms, equal in duration to the original term hereof, at the rate of interest then in effect for Term Notes of this series unless, prior to Maturity, the Issuer receives written notification of the Holder's intent to redeem the Term Note or receive the interest payment due at Maturity. All of the terms and conditions applicable to the Term Note when issued will also apply during each period of extension. Upon any extension hereof, unless this Term
Note is surrendered and cancelled and a new Term Note is issued in its stead, the principal amount of this Term Note shall be deemed amended to include any accrued but unpaid interest that is added to the principal amount and the date of Maturity shall be deemed amended to be the date of Maturity of the period of extension.

         Optional Redemption By Issuer. This Term Note is subject to redemption upon not less than 30 days' notice by first class mail, at any time, as a whole or in part, at the election of the Issuer, without premium, together with accrued interest to the date fixed for redemption in such notice, but any interest installment, which is due and payable on or prior to such date, will be payable to the Holder at the close of business on the relevant interest payment date. Each partial redemption payment shall be made as provided in the Indenture on the Outstanding Securities of this series of the Securities called for redemption.

         Redemption Prior To Maturity By Holder. The Holder shall have the right at its option to redeem this Term Note in whole or in part on any Business Day prior to Maturity. Upon such redemption, the Holder shall forfeit an amount equal to the difference between the amount of interest actually accrued on this Term Note since the date of issuance (or, in the case of a renewal or extension of this Term Note from the date of the most recent renewal or extension) and the amount of interest that would have accrued on this Term Note had the rate of interest been 3% less than the rate of interest actually accrued. When necessary to comply with the requirements of this paragraph, any interest already paid to or for the account of the Holder shall be deducted from the amount redeemed. Holders shall also have the right to make partial redemptions prior to Maturity; provided, however, that, in the case of a partial redemption, a minimum outstanding principal amount of $1,000 is maintained. The above-mentioned forfeitures shall be calculated only upon the amount so redeemed. This Term Note may be redeemed

     [Reverse Side of Subordinated Term Notes Other Than One Month Notes]

before Maturity without forfeiture of any interest upon the death of the Holder of this Term Note or when the Holder of this Term Note is determined to be legally incompetent by a court or other administrative body of competent jurisdiction. The Issuer retains the absolute right to require the Holder at any time (including the time at which the Holder may otherwise request a partial or full redemption of this Term Note) to give the Issuer no less than 30 days' prior written notice by first class mail of a redemption demanded by the Holder, which notice shall specify the principal amount of the Term Note to be redeemed and the redemption date which shall be a Business Day. Upon any redemption of this Term Note pursuant to this paragraph, accrued interest on the redeemed amount to which the holder is entitled shall be payable on the redemption date.

         In the event of redemption of this Term Note in part only, a new Term Note or Term Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         Assignment. As provided in the Indenture and subject to certain limitations set forth therein, this Term Note shall not be transferable to any person except by endorsement and delivery by the Holder, or his duly authorized representative at any Place of Payment referred to above and, upon surrender to the Issuer with proper endorsement, a new instrument of like tenor shall be issued in the name of the transferee. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless and until transferred in the manner aforesaid, the Issuer, the Trustee and any agent of either of them, may treat the Holder whose name or names appear on the face of this instrument as the absolute owner hereof for all purposes and neither the Issuer, the Trustee nor any Paying Agent shall be affected by notice to the contrary. If this Term Note is payable to two or more persons, they shall be deemed to be joint tenants with right of survivorship and any and all payments herein shall be made to either, or the survivor of them.

         SUBORDINATION. THE INDEBTEDNESS EVIDENCED BY THIS TERM NOTE IS, TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE) OF THE ISSUER, WHETHER OUTSTANDING AT THE DATE OF THE INDENTURE OR THEREAFTER INCURRED. EACH HOLDER OF THIS TERM NOTE, BY HIS ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY ALL THE PROVISIONS OF THE INDENTURE RELATING TO SUCH SUBORDINATION.

         Event of Default. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         When Payment Date is Not a Business Day. In any case where any interest payment date, redemption date or the Stated Maturity Date (as set forth above) of this Term Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Term Note) payment of principal and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the interest payment date or redemption date, or at the Stated Maturity Date (as set forth above), provided that no interest shall accrue for the period from and after such interest payment date, redemption date or Stated Maturity Date, as the case may be.

         Issuable in Registered Form Only. This Term Note is one of a series of Securities issuable only in registered form without coupons.

         Defined Terms. All capitalized terms in this Term Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                       4